UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 23, 2011

Date of Earliest Event Reported:  June 17, 2011

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

2800 East 13th Street Ames, Iowa	50010
(Address of principal executive offices)	(U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 17, 2011 at which the stockholders elected ten directors, ratified the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2011, reapproved the Company’s 2006 Omnibus Incentive Plan, gave advisory approval of the compensation of the Company’s named executive officers, and gave advisory approval of a three-year frequency for future votes on executive compensation.  Results of the voting in connection with each issue were as follows:

Voting on Directors:	For	Withhold	Abstain	Non-Votes

Niels B. Christiansen	42,309,351	3,041,397	0	1,089,488
Jørgen M. Clausen	44,440,064	910,684	0	1,089,488
Kim Fausing	42,310,580	3,040,168	0	1,089,488
Richard J. Freeland	44,776,658	574,090	0	1,089,488
Per Have	42,310,580	3,040,168	0	1,089,488
William E. Hoover, Jr.	44,462,108	888,640	0	1,089,488
Johannes F. Kirchhoff	44,586,688	764,060	0	1,089,488
Sven Ruder	41,354,699	3,996,049	0	1,089,488
Anders Stahlschmidt	42,310,251	3,040,497	0	1,089,488
Steven H. Wood	44,863,352	487,396	0	1,089,488

Proposal:	For	Against	Abstain	Non-Votes

Ratification of Independent Registered Public Accounting Firm	46,368,273	66,114	5,849	0
Reapproval of Omnibus Incentive Plan	45,171,450	166,242	13,056	1,089,488
Executive Compensation	45,222,973	107,782	19,993	1,089,488

	3 years	2 years	1 year	Abstain	Non-Votes

Frequency of Executive Compensation Votes	38,679,092	199,972	6,450,479	21,205	1,089,488

Based on the results listed above, the Company has determined that it will seek advisory stockholder approval of the compensation of the Company’s named executive officers once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: June 23, 2011

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer